As Filed with the Securities and Exchange Commission on October 1, 2007
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or other jurisdiction of incorporation or organization)	8711 (Primary Standard Industrial Classification Number)	51-05021250 (I.R.S. Employer Identification Number)

105 Baishi Road
Jiuzhou West Avenue
Zhuhai 519070
People’s Republic of China
0086-756-8538908
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Luo Ken Yi
105 Baishi Road
Jiuzhou West Avenue
Zhuhai 519070
People’s Republic of China
0086-756-8538908
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to
Thomas J. Poletti, Esq.
Katherine J. Blair, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, California 90067
Telephone (310) 552-5000
Facsimile (310) 552-5001

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-138603
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $.001 par value per share	157,550	$3.50	$551,425	$16.93
(1)	Includes 20,550 shares of common stock for which the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Based on the proposed offering price for the shares of common stock offered hereby.
(3)	Calculated under Rule 457(o) of the Securities Act of 1933.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATION AND INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the "Commission") by China Architectural Engineering, Inc., a Delaware corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Company's Registration Statement on Form S-1 (Registration No. 333-138603), which was declared effective by the Commission on September 27, 2007.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

All exhibits filed with or incorporated by reference in Registration Statement No. 333-138603 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following which are filed herewith:

Exhibit
Number	Document

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP
23.1	Consent of Samuel H. Wong & Co., LLP
23.2	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney
______________
* Incorporated by reference to Registration Statement on Form S-1 (file no. 333-138603).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 1, 2007.

China Architectural Engineering, Inc.

By:	/s/ Luo Ken Yi
Luo Ken Yi
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Luo Ken Yi	Chief Executive Officer, Chief Operating Officer and Chairman of the Board (Principal Executive Officer)	October 1, 2007
Luo Ken Yi

/s/ Wang Xin	Chief Financial Officer (Principal Financial and Accounting Officer)	October 1, 2007
Wang Xin

/s/ Tang Nianzhong	Vice General Manager and Director	October 1, 2007
Tang Nianzhong

/s/ Ye Ning	Vice General Manager and Director	October 1, 2007
Ye Ning

/s/ Zheng Jinfeng	Director	October 1, 2007
Zheng Jinfeng

/s/ Zhao Bao Jiang	Director	October 1, 2007
Zhao Bao Jiang

/s/ Kelly Wang	Director	October 1, 2007
Kelly Wang

INDEX TO EXHIBITS

Exhibit
Number	Document

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP
23.1	Consent of Samuel H. Wong & Co., LLP
23.2	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney
______________
* Incorporated by reference to Registration Statement on Form S-1 (file no. 333-138603).